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                                                                     EXHIBIT 3.1

         CANADA                                                           NUMBER
PROVINCE OF BRITISH COLUMBIA                                              328785



                                     [LOGO]

                          PROVINCE OF BRITISH COLUMBIA
                  Ministry of Finance and Corporate Relations
                             REGISTRAR OF COMPANIES

                                  COMPANY ACT

                          CERTIFICATE OF INCORPORATION

                             I HEREBY CERTIFY THAT

                           BUTTER ROCK RESOURCES INC.

              HAS THIS DAY BEEN INCORPORATED UNDER THE COMPANY ACT


                                         GIVEN UNDER MY HAND AND SEAL OF OFFICE

                                             AT VICTORIA, BRITISH COLUMBIA,
  [SEAL]
                                              THIS 19TH DAY OF JUNE, 1987

                                        /s/ ROBERTA J. LOWDON
                                        ---------------------------------------
                                        ROBERTA J. LOWDON
                                        DEPUTY REGISTRAR OF COMPANIES